Exhibit G

                             CONTRIBUTION AGREEMENT

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                             CONTRIBUTION AGREEMENT

         THIS CONTRIBUTION AGREEMENT (this "Agreement") is entered into as of March 31, 1999, by and among, Gateway Advisors ("Gateway"), Bejan Aminifard ("Bejan"), Mosen Aminifard ("Mosen"), and Derek Wall ("Derek") (collectively, the "Contributors") and E-Taxi, Inc., a Delaware corporation (the "Company"). For purposes of this Agreement, Gateway shall include its affiliates. The Company and the Contributors are referred to collectively herein as the "Parties."


                                    RECITALS

           A. Gateway, Bejan, Mosen, and Derek own 24%, 52%, 12% and 12%, respectively, of TechStore LLC, a California limited liability company ("TechStore"), representing all of the ownership interest in TechStore, as of the date hereof.

           B. Each of the Contributors desires to contribute to the Company his or her equity interest in TechStore (collectively, the "Contributed Interests"), in exchange for (i) shares of common stock of the Company (the "Common Exchange Shares"); and (ii) shares of preferred stock of the Company (the "Series A Preferred Stock") (together, the "Exchange Shares").

           C. The exchange of shares of common stock (the "Exchange") and the subsequent acquisitions of other e-commerce companies will be effected in preparation for the merger of the Company with and into a publicly traded company (the "Roll-Up").


                                    AGREEMENT

         The Parties hereby agree as follows:


                      ARTICLE I - CONTRIBUTION AND EXCHANGE

         1.1 EXCHANGE. On the date hereof (the "Exchange Date"), the Contributors shall contribute to the Company all of their respective interests in TechStore and the Company shall (i) issue 480,000, 1,040,000, 240,000 and 240,000 shares of common stock of the Company to Gateway, Bejan, Mosen and Derek, respectively; and (ii) issue 96,000, 208,000, 48,000 and 48,000 shares of the Series A Preferred Stock to Gateway, Bejan, Mosen and Derek, respectively. The foregoing amounts of Series A Preferred Stock convert into 384,000, 832,000, 192,000, and 192,000 shares of common stock of E-Taxi, respectively. The Series A Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Company's Certificate or Incorporation, a copy of which is attached hereto as Exhibit A. (the "Certificate"). The Company's issuance of the Common Exchange Shares, and the issuance of the Series A Preferred Stock to each of the Contributors, shall be the sole consideration for the Contributed Interests by the Company.

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          1.2 STOCK CERTIFICATES. On the Exchange Date, the Seller shall deliver to Buyer documents evidencing ownership in Purchased Interest (as hereinafter defined).The Company will deliver to each Contributor on the Exchange Date a duly issued and authenticated certificate evidencing the Common Exchange Shares and the Series A Preferred Stock issuable to such Contributor pursuant to
 Section 1.1.



      ARTICLE 2 - CONTRIBUTORS' REPRESENTATIONS, WARRANTIES AND AGREEMENTS

          Each of the Contributor's represents, warrants and agrees, severally for himself or herself, as follows:

          2.1 OWNERSHIP OF CONTRIBUTED INTERESTS DELIVERED IN EXCHANGE. All ownership interests in TechStore shall tbe delivered by the Contributor in exchange for the Exchange Shares are owned by the Contributor, of record and beneficially, free and clear of any pledge, lien, security interest, charge, claim, option or encumbrance of any kind, and upon the delivery of documents evidencing such Contributed Interests, all of the Contributor's right, title and interest in and to such Contributed Interests shall have been contributed, transferred and assigned to the Company free and clear of any pledge, lien, security interest, charge, claim, option or encumbrance of any kind.

          2.2 LEGEND. The certificate representing the Exchange Shares to be issued to the Contributor hereunder shall bear the following legend:

 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IF SO REGISTERED OR IF EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER (WHICH COUNSEL SHALL BE ACCEPTABLE TO THE COMPANY), SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER.

          2.3 SECURITIES UNREGISTERED. The Contributor acknowledges that he or she has been advised that (a) the Exchange Shares have not been registered under the Securities Act of 1933, as amended, and the rules and regulations

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 promulgated  thereunder  (the  "Act"),  (b) the  Exchange  Shares  must be held indefinitely, and the Contributor must continue to bear the economic risk of the investment in the Exchange Shares unless they are subsequently registered under the Act or an exemption from such registration is available, (c) there currently is no public market for the Exchange Shares, (d) when and if Exchange Shares can be transferred pursuant to this Agreement, Rule 144 promulgated under the Act is not presently available with respect to the sale of any securities of the Company, and the Company has made no covenant to make such Rule available, (e) when and if Exchange Shares may be disposed of pursuant to this Agreement without registration in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (f) if the Rule 144 exemption is not available, public sale without registration will require compliance with Regulation A or some other exemption under the Act, (g) a restrictive legend in the form heretofore set forth shall be placed on the certificates or instruments representing the Exchange Shares, and (h) a notation shall be made in the appropriate records of the Company indicating that the Exchange Shares are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a stock transfer agent, appropriate stop transfer restrictions will be issued to such transfer agent with respect to the Exchange Shares.

          2.4 SALES. If any of the Exchange Shares are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Contributor shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the Securities and Exchange Commission.

          2.5 INVESTMENT REPRESENTATIONS. Contributor is acquiring the Exchange Shares for investment for his or her own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. The Contributor further represents and warrants that (a) Contributor has been given the opportunity to obtain any information or documents relating to (and to ask questions and receive answers about such documents) the Company and the business and prospects of the Company which Contributor deems necessary to evaluate the merits and risks related to his investment in the Exchange Shares and to verify the information received; (b) Contributor's financial condition is such that Contributor can afford to bear the economic risk of holding the unregistered Exchange Shares for an indefinite period of time and has adequate means for providing for his current needs and personal contingencies; (c) Contributor can afford to suffer a complete loss of the investment in the Exchange Shares; (d) all information which Contributor has provided to the Company concerning Contributor and his financial position is correct and complete as of the date of this Agreement; (e) Contributor understands and has taken cognizance of all risk factors related to the acquisition of the Exchange Shares; (f) Contributor's knowledge and experience in financial and business matters are such that Contributor is capable of evaluating the merits and risks of Contributor's acquisition of the Exchange Shares as contemplated by this Agreement.

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             ARTICLE 3 - ADDITIONAL REPRESENTATIONS OF CONTRIBUTORS

          Each of Bejan, Mosen, and Derek represents, warrants and agrees, severally for himself or herself, as follows, subject to the Representations Schedule attached hereto as an Exhibit and incorporated by reference:

          3.1. PRESIDENT OF TECHSTORE. Derek Wall is the duly elected President of TechStore.

          3.2. BUSINESS. TechStore is in the business of selling computer related equipment and software over the internet (the "Business").

          3.3. ORGANIZATION AND GOOD STANDING. TechStore is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power and authority to own, lease and operate its properties and to transact its business as it is now being conducted, holds all material franchises, licenses and permits necessary and required therefor, and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the nature of the business conducted by it or the ownership, lease or operation of its properties requires a license or qualification.

          3.4. CONSENTS AND APPROVALS. Except as set forth in Schedule 3.4, execution and delivery of this Agreement and the transactions contemplated hereby will not: (a) violate any provision of the Articles of Organization or Bylaws of TechStore; (b) violate any statute, rule, regulation, order or decree of any public body or authority (including governmental self-regulatory agencies) by which TechStore, any of its properties or assets, or the Seller may be bound; (c) require any filing with or permit, consent or approval of any public body or authority (including non-governmental self-regulatory agencies); or (d)result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, pledge, indenture, license, franchise, permit, agreement or other instrument or obligation to which TechStore or the Seller, or any of the properties or assets of TechStore or any shareholder, may be bound.

          3.5. CAPITALIZATION. Immediately following the consummation of the Purchase Agreements, by and between each of Bejan and TechStore and Gateway, dated as of the date hereof (the "Purchase Agreements") and prior to the consummation of the Roll-Up Transactions, all the issued and outstanding Members' interest, on a percentage basis, will be as follows: Gateway=24%, Bejan=52%, Mosen=12%, and Derek=12%. Since December 1, 1998, and except for interests issued to Gateway, no ownership interest in TechStore has been issued or have been transferred to or from TechStore. All issued and outstanding ownership interests in TechStore have been validly issued and are fully paid and non-assessable, have not been issued in violation of and are not currently subject to, any preemptive rights. Except as disclosed in
  Schedule 3.5, there are not, as of the date hereof, any outstanding or authorized convertible securities, subscriptions, options, warrants, calls, rights, commitments, or any other agreements of any character to which TechStore is a party that, directly

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  orindirectly  (i) obligate  TechStore to issue any ownership  interests or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any shares of capital stock, (ii)call for or relate to the sale, pledge, transfer or other disposition by TechStore of its ownership interests, or (iii)relate to the voting or control of the ownership interests.


                  3.6        FINANCIAL STATEMENTS.

                                    (a)TechStore has previously  provided to the
                             Company audited financial statements of TechStore since its inception, including Balance Sheets as of December 31, 1998, and the related Statements of Operations and Statements of Cash Flow for the year then ended (collectively, "TechStore Financial Statements").

                                   (b)TechStore  Financial  Statements have been
                             prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the accompanying notes or schedules thereto) and fairly present the financial position of TechStore as of the dates thereof and the results of operations and changes in financial position of TechStore for then ended, subject to any other adjustments described therein.


          3.7. STATUS OF LIABILITIES. Since December 1, 1998, and except as set forth on Schedule 3.7, TechStore has paid all normal and recurring installments (i) of bank and other long term debt, (ii) under leases and contractual obligations and (iii) any and all other amounts due and payable to any persons or entities. TechStore does not have any liabilities (whether absolute, accrued, contingent, unliquidated or otherwise) except (a) liabilities, obligations or contingencies which are accrues or reserved against in the balance sheet of TechStore as of December 31, 1998 ("TechStore Balance Sheet"), (b) normally recurring liabilities incurred after the date of the TechStore Balance Sheet in the ordinary course of business and consistent with past practice, and (c) liabilities incurred after the date of the TechStore Balance Sheet not incurred in the ordinary course of business which do not exceed $25,000.

          3.8. ASSETS. Except as set forth in Schedule 3.8, TechStore, has good, valid and marketable title to all of the assets, properties (tangible and intangible) and rights used in or related to the business as presently conducted (the "Assets"), free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions, and encumbrances of any nature whatsoever ("Encumbrances"), except for liens for current taxes not yet due and payable.

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          3.9.  TAXES AND TAX  RETURNS.  Except as set  forth in  Schedule  3.9,
  TechStore has filed or caused to be filed on a timely basis all federal, state, local, foreign and other tax returns, reports and declarations (collectively, "Tax Returns") required to be filed by TechStore in connection with the Business. All Tax Returns filed by or on behalf of TechStore in connection with the Business are materially complete in all respects. To the knowledge of each of the Contributors, TechStore has paid all income, estimated, excise, franchise, gross receipts, capital stock, profits, stamp, occupation, sales, use, transfer, value added, property (whether real, personal or mixed), employment, unemployment, disability, withholding, social security, workers' compensation and other taxes, and interest, penalties, fines, costs and assessments (collectively, "Taxes"), due and payable with respect to the periods covered by such Tax Returns (whether or not reflected thereon). To the knowledge of each of the Contributors, there are no tax liens on any of the properties or assets, real, personal or mixed, tangible or intangible, of TechStore. Since January 1, 1999, TechStore has not incurred any Tax liability in connection with the Business other than in the ordinary course of business. No deficiency in Taxes for any period has been asserted in writing by any taxing authority which remains unpaid at the date hereof, no written inquiries or notices have been received by TechStore from any taxing authority with respect to possible claims for Taxes, each Contributor has no reason to believe or has knowledge that such an inquiry or notice is pending or threatened, and, to the knowledge of each Contributor, there is no basis for additional claims or assessments for Taxes. TechStore has not agreed to the extension of the statute of limitations with respect to any Tax Return or tax period.

          3.10. MATERIAL CHANGES. Since January 1, 1999 and except as set forth in Schedule 3.10, there has not been (i) any material adverse change in the Assets, the operations, prospects, or condition (financial or otherwise) of the Business or of TechStore, (ii) any damage, destruction or loss, whether or not covered by insurance, affecting the Assets, the operations, prospects or condition (financial or otherwise) of the Business, (iii) any material increase in the rate of compensation payable or to become payable by either of TechStore to any of its employees engaged in the conduct of the Business or any material increase in the rate of the amounts paid, payable or to become payable under any bonus, insurance, pension or other benefit plan, or any arrangement made for or with any such employees, (iv) any material actual or threatened trouble or disruption of TechStore's relations with its agents, customers, or suppliers, with respect to the Business, (v) any resignations or threatened resignations of employees of the Business with salaries exceeding $50,000; or (vi) any material liability incurred with respect to the Business, other than liabilities incurred in the ordinary course of business consistent with past practice, or any lien or encumbrance discharged or satisfied with respect to the Business or the Assets, or any failure to pay or discharge when due any liability of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to the Business or any of the Assets. There has been no amendment, waiver or termination of any material agreement, contract, commitment, lease, plan, permit, authorization or arrangement ("Contract or License") which has been delivered to the Company in connection with its due diligence review, or any other Contract or License, which materially relates to TechStore or the Business, or any waiver of any rights of substantial value with respect to the Business or the Assets, whether or not in the ordinary course of business.

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           3.11. LEGAL PROCEEDINGS; COMPLIANCE WITH LAW.

                     (a)Except  as  set  forth  in  Schedule  3.11(a),   to  the
  knowledge  of  each  of  the  Contributors,   there  is  no  lawsuit,  action,
  arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry ("Litigation") that is pending or, to the knowledge of each of the Contributors, threatened against or related to or otherwise affecting TechStore, the Business, the Assets or any property leased or rented to TechStore. There has been no material Default (defined below) under any Regulations (defined below) applicable to TechStore with respect to the Business or the Assets, including Regulations relating to pollution or protection of the environment. As used in this Agreement, "Default" means (a) a breach, default or violation, or (b) the occurrence of an event that with the passage of time or the giving of notice, or both, would constitute a breach, default or violation. As used in this Agreement, "Regulation" means any statute, law, ordinance, regulation, order or rule of any federal, state, local, foreign or other governmental agency or body or of any other type of regulatory body, including, without limitation, those covering environmental, energy, safety, health, transportation, bribery, record keeping, zoning, anti-discrimination, antitrust, wage and hour, and price and wage control matters.

                     (b) Except as set forth in Schedule 3.11(b) and without limiting the generality of subsection (a), there has not been at any time since TechStore's inception, or otherwise, to the knowledge of each of the Contributors (i) any Environmental Condition (defined below) at or relating to the premises at which the Business has been conducted, or at or relating to any property owned, leased or operated by TechStore (or any predecessor thereof) with respect to the Business at any time, or at or relating to any property at which wastes generated by TechStore or the Business have been deposited or disposed of, nor have TechStore received written notice of any such Environmental Condition, or (ii) any written notice received by TechStore that TechStore violated any Regulation or Environmental Law governing the shipment or storage of hazardous materials. "Environmental Condition" means any condition or circumstance, whether created by TechStore or any third party, that (i) requires abatement or correction under an Environmental Law (defined below), (ii) is reasonably likely to give rise to any civil or criminal liability under an Environmental Law, or (iii) is reasonably likely to create a public or private nuisance, including, but not limited to, the presence of asbestos, PCBs, hazardous substances, radioactive waste or radon. "Environmental Law" includes all Statutes and Regulations relating to pollution or protection of the environment as well as any principles of common law under which a party may be held liable for the release or discharge of any materials into the environment including, but not limited to, nuisance and trespass.

                   (c) Except as set forth in Schedule 3.11(c), TechStore has obtained all governmental permits, licenses, registrations, certificates of occupancy, approval and other authorizations (the "Governmental Permits") that are required for the complete operation of the Business as presently operated

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  and that if not obtained could have a material adverse effect on the Business.
  To the knowledge of each of the Contributors all of the material Governmental Permits are presently in full force, and, to the knowledge of each of the Contributors, no revocation, modification, cancellation or withdrawal thereof has been threatened. TechStore has filed such timely and complete renewal applications as may be required with respect to their Governmental Permits that if not obtained would have a material adverse effect on the Business. TechStore are in full compliance with their Governmental Permits.


                  3.12. INTELLECTUAL PROPERTY.

                     (a) Except as set forth in Schedule 3.12(a), TechStore owns or has the legal right to use without limitation and payment of royalties, the patents, patent applications, inventions, copyrights, trademarks, trade names, licenses, software (whether existing and under development) and other legally protectable rights used in the Business (the "Intellectual Properties"). All the Intellectual Properties are valid and in good standing, freely assignable, and are subject to no material liens, charges, contractual rights or, to the knowledge of each of the Contributors, claims or other interests of any other person and are adequate and sufficient to permit TechStore to conduct the Business. No rights under any patents, inventions, copyrights, trademarks, trade names, licenses or other legally protectable rights owned solely or partially by others, including directors, officers or employees of TechStore, are required by TechStore in connection with the conduct of the Business, and the consummation of the transactions contemplated by this Agreement will not materially alter or impair any such rights.

                     (b) Except as set forth in Schedule 3.12(b), each of the Contributors has no knowledge of, and has received no notice to the effect that any product TechStore manufactures or sells or distributes or any services TechStore provides, or the marketing or use by TechStore of any such product or service, may infringe any patent, trademark, trade name, copyright or legally protectable right of another. All trade secrets, if any, owned or used by TechStore are, to the knowledge of each Contributor, owned free of any adverse claims, rights or encumbrances as to its exclusive rights thereto, and TechStore has used reasonable efforts to protect its rights to continued secrecy thereof.

           3.13. DISTRIBUTORS, CUSTOMERS OR SUPPLIERS. Neither of the Contributors is aware that any customer, distributor or supplier intends to cease doing business with TechStore or to alter materially the amount of business done with TechStore due to consummation of the transactions contemplated by this Agreement or any other reason.

           3.14. REAL PROPERTY.

                     (a)  TechStore  operates  the  Business  on parcels of real
  property   located  at  14  Commercial   Blvd.,   Novato,   California   94949
  (collectively, the "Leased Parcels").

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                     (b)  TechStore  has  not  received  written  notice  of any governmental assessments made against the Leased Parcels which are unpaid (except any ad valorem taxes for the current tax year which are due or payable and not delinquent).

                     (c) TechStore has not received any written notice of any violation of any laws, rules, regulations or ordinances (including, without limitation, zoning and environmental laws, regulations or ordinances) relating to the Leased Parcels or requesting or requiring the performance of any repairs, alterations or other work in order so to comply.

                     (d) TechStore has not received written notice of any assessment for public improvements or otherwise which is due and remains unpaid with respect to any portion of the Leased Parcels and TechStore has not received any written notice of any currently proposed or pending assessment for public improvements or otherwise with respect to the Leased Parcels.

                     (e) The plumbing, heating, electrical, ventilation and air conditioning systems, elevator systems and all other mechanical systems and equipment at the buildings and other improvements constituting of the Leased Parcels are in good working order, subject to normal wear and tear and the age and condition of the Leased Parcels.

                     (f) To the knowledge of each Contributor, the Leased Parcels (or uses to which they are put) materially conform in all respects with all applicable zoning regulations or ordinances.

           3.15. LICENSES. TechStore has the right to use all computer software, including all property rights constituting part of the computer software, used in connection with and material to the operation of the Business (the "Computer Software").

           3.16. ACCOUNTS RECEIVABLE; INVENTORIES AND EQUIPMENT. Except as set forth in Schedule 3.16, the accounts receivable of the Business are in their entirety valid accounts receivable, arising in the ordinary course of business. The inventories and equipment of the Business are in all material respects merchantable and fully usable in the ordinary course of business.

             3.17. COMPENSATION. Each of the Contributors warrants that the transactions contemplated by this Agreement will not result in any liability for severance or separation pay to any employee or independent contractor of the Business.

            3.18. EMPLOYEE BENEFIT PLANS. Except as set forth in Schedule 3.18, TechStore does not maintain or sponsor, nor are they required to make contributions to, any pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or other employee benefit plan. All pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or other employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA"), in which the employees participate (such plans and related trust, insurance and annuity contracts, funding media and related agreements and arrangements being hereinafter referred to as the "Benefit Plans") materially comply with all requirements of the Department of Labor and the Internal Revenue Service, and with all other applicable laws, and TechStore has not taken or failed to take any action with respect to the Benefit Plans which might create any liability on the part of the Contributors or the Company. Each "fiduciary" (within the meaning of Section 3(21)(A) of ERISA) as to each Benefit Plan has materially complied with all requirements of ERISA and all other applicable laws in respect of each such Benefit Plan. In addition:

                     (i) TechStore does not maintain, sponsor or contribute to, and has never maintained, sponsored or contributed to, any "defined benefit plan" (within the meaning of Section 3 (35) of ERISA);

                     (ii) TechStore does not maintain, sponsor, contribute to, and has never maintained, sponsored or contributed to, any "Multiemployer Plan" (within the meaning of Section 3(37) or 4001(a)(3) of ERISA;

                     (iii) Except as set forth on Schedule 3.18(iii), TechStore does not maintain, sponsor or contribute to, and has never maintained, sponsored or contributed to, any "defined contribution plan" (within the meaning of Section 3(34),of ERISA);

                     (iv) other than claims in the ordinary course for benefits with respect to the Benefit Plans, to the knowledge of each Contributor there are no actions, suits or claims (including claims for income Taxes, interest, penalties, fines or excise Taxes with respect thereto) pending with respect to any Benefit Plan, or any circumstances which might give rise to any such action, suit or claim (including claims for income Taxes, interest, penalties, fines or excise Taxes with respect thereto);

                     (v) all materially required reports, returns and similar documents with respect to the Benefit Plans required to be filed with any governmental agency have been so filed on or before their due date; or

                     (vi) TechStore has no obligation to provide health or other welfare benefits to former, retired or terminated employees, except as specifically required under Section 4980B of the Code or Section 601 of ERISA. TechStore has materially complied with the notice and continuation requirements of Section 4980B of the Code or Section 601 of ERISA and the regulations thereunder.


                      3.19.  LABOR RELATIONS AND EMPLOYMENT MATTERS.

                    (a) LABOR RELATIONS. Except as set forth in Schedule 3.19(a), none of TechStore's employees is represented by any labor union. There have been no material violations of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with

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  respect to the  employment of individuals  by, or the employment  practices or work conditions of TechStore in connection with the Business or the terms and conditions of employment or wages and hours. Except as set forth in Schedule 3.19(a), TechStore, in connection with the Business, is not engaged in any unfair labor practice or other unlawful employment practice and there has not been, nor to the knowledge of each of the Contributors is there threatened or contemplated any charges of unfair labor practices or other employee-related complaints or investigations pending or threatened against TechStore before
  the  National  Labor  Relations  Board,   the  Equal  Employment   Opportunity
  Commission, the Occupational Safety and Health Review Commission, the Internal Revenue Service, the Pension Benefit Guaranty Corporation, the Immigration and Naturalization Service, the Department of Labor, the state or local equal
  employment  opportunity  authority,   state  department  of  labor  (or  labor
  commission or wage and hour occupational  safety and health  authority,  state
  authority),   state  workers'  compensation   authority,   state  unemployment
  insurance/ compensation authority or any other federal, state, local or other governmental authority. Except as set forth in Schedule 3.19(a), there is no strike, picketing, slowdown, work stoppage, grievance or organizational attempt pending against TechStore nor, to the knowledge of each of the Contributors, threatened against or involving the Business. No issue with respect to union representation is pending against TechStore nor to the knowledge of each of the Contributors, threatened with respect to the employees of the Business. Except as set forth in Schedule 3.19(a), no union or collective bargaining unit or other labor organization has ever been certified or recognized by the Business as the representative of any of the employees of the Business.

                     (b) NO LITIGATION. Except as set forth in Schedule 3.19(b), to the best of each Contributor's knowledge, no wrongful discharge, breach of contract (written, oral or implied), discrimination, defamation or other employment-related litigation of any kind is pending or threatened against TechStore, nor does any basis therefor exist.

                     (c) COMPLIANCE WITH IRCA AND COBRA. Each of the Contributors warrants that TechStore has complied with all requirements and regulations under the Immigration Reform and Control Act of 1986 ("IRCA"), concerning the review, collection and retention of evidence of the legal right of each of TechStore's covered employees to live and work in the United States (including, but not limited to, Immigration and Naturalization Service "I-9" forms), and under Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), concerning providing eligible employees and dependents notice of their rights to continue group health insurance coverage, if any, at rates permitted by COBRA in the event of certain qualifying events.

           3.20. INCREASES IN COMPENSATION OR BENEFITS. Subsequent to December 1, 1998 and except as set forth in Schedule 3.20, there have been no increases in the compensation of any TechStore's employees' current salary payable or to become payable to any of the employees of TechStore in connection with the Business and there have been no payments or provisions for any awards, bonuses, stock options, loans, profit sharing, pension, retirement or welfare plans or similar or other disbursements or arrangements for or on behalf of such employees (or related parties thereof), in each case, other than (i) pursuant to currently existing plans or arrangements, or (ii) as was required from time to time by governmental legislation affecting wages. All bonuses heretofore granted to employees of the Business have been paid in full to such employees.

           3.21. INSURANCE. TechStore, in connection with the Business, maintains insurance policies covering all the material Assets and properties of the Business and the various occurrences that may arise in connection with the operation of the Business. Such policies are in full force and effect and no premiums are more than thirty (30) days past due. TechStore, in connection with the Business, has complied with all the material provisions of such policies. To the knowledge of each Contributor, such insurance is of comparable amounts and coverage as that which companies engaged in similar businesses maintain in accordance with reasonable business practices. Each of the Contributors has no knowledge of any written notices of any pending or threatened termination or premium increases with respect to any of such policies. Neither TechStore, in connection with the Business, nor the Business has had any casualty loss or occurrence which may give rise to any claim of any kind not covered by insurance and each of the Contributors has no knowledge of any occurrence which may give rise to any claim of any kind not covered by insurance, subject to a reasonable deductible. To the knowledge of each Contributor, all claims against TechStore, in connection with the Business, or the Business covered by insurance have been reported to the insurance carrier on a timely basis. To the knowledge of each Contributor, none of the insurance policies of TechStore, in connection with the Business, or the Business will terminate or be adversely affected by the consummation of the transactions contemplated by this Agreement.

          3.22. CONDUCT OF BUSINESS. TechStore is not restricted from conducting the Business in any location by agreement or court decree.

          3.23. ACCOUNTS PAYABLE, INDEBTEDNESS, ETC. The accounts and notes payable and accrued expenses reflected on the most recent balance sheet of TechStore and the accounts and notes payable and accrued expenses incurred by TechStore in connection with the Business after the date of such balance sheet are in all respects valid claims that arose in the ordinary course of business. Since December 31, 1998, the accounts and notes payable, accrued expenses and debts of the Contributor in connection with the Business have been paid in a manner consistent with past practice.

          3.24. LICENSURE, ETC. To the knowledge of each Contributor, each individual employed or contracted with by TechStore in connection with the Business, who is required to be licensed by any governmental entity to perform his or her job services is duly licensed to provide such services and is otherwise in material compliance with all federal, state and local laws, rules and regulations relating to such professional licensure and otherwise meets the qualifications to provide such services.

          3.25. BOOKS AND RECORDS. The books and records of TechStore are complete and correct in all material respects and have been maintained in accordance with good business practices.

          3.26. ACCURACY OF INFORMATION. No representation or warranty by the Contributors in this Agreement and no information contained herein or otherwise delivered to the Company contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

          3.27.  TRANSACTIONS  WITH  CERTAIN  PERSONS.  Except  as set  forth in
  Schedule 3.27, none of the directors or officers of TechStore, nor any of the Contributors or members of their respective families, is a party to any transaction with TechStore, including, without limitation, any contract, agreement or other arrangement (i)providing for the furnishing of services by,
  (ii)providing  for the rental of real estate or  personal  property  from,  or
  (iii) otherwise requiring payments (other than for services as an officer, director or employee) to any such person or to any corporation, partnership, trust or other entity in which any such person has, directly or indirectly, an interest as an officer, director, trustee, stockholder or partner. There is no property, tangible or intangible, real or personal, valued in excess of $10,000 which is (a) owned by any Contributor or member of his family, any current or former officer, director or stockholder of the Company, or persons not dealing with any of them at arms length, and (b) which is presently used by TechStore in connection with its business.

          3.28. NO BROKERS. Neither of the Contributors has entered into any agreement, arrangement or understanding with any person or firm which will result in an obligation of any of the parties to this Agreement to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.


            ARTICLE 4 - THE COMPANY'S REPRESENTATIONS AND WARRANTIES

           As a condition to the performance by the Contributors of their obligations under this Agreement, the Company hereby represents and warrants to the Contributors as follows as of the execution date of this Agreement:

          4.1. EXECUTION AND DELIVERY. This Agreement has been duly executed and delivered by the Company and is valid and binding obligation enforceable against the Company in accordance with its terms.

          4.2. CONSENTS AND APPROVALS. Except for filings required by applicable securities laws, no consent, approval or authorization of, or declaration, filing or registration with, any United States federal or state governmental or regulatory authority is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement and the consummation of the acquisition of the Contributed Interests.

          4.3. NO BROKERS. The Company has not employed, and is not subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission in connection with such transactions.

          4.4. NO CONFLICT OR VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the sale of the Contributed Interests will result in a violation by the Company of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award.

          4.5. ACQUISITION FOR INVESTMENT. The Contributed Interests being purchased by the Company hereunder are being purchased by the Company in good faith for investment for its own account and not with a view to a distribution or resale of any of such Contributed Interests in violation of any applicable securities laws, subject nevertheless to any requirement at law that the disposition of the Company's property shall at all times be within the Company's control.

          4.6. ACCREDITED INVESTOR. The Company acknowledges that it is an "accredited investor" as defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act").

          4.7. LEGEND. The certificates representing the Contributed Interests to be delivered to the Company hereunder shall bear the following legend:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IF SO REGISTERED OR IF EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER (WHICH COUNSEL SHALL BE ACCEPTABLE TO THE COMPANY), SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER."

          4.8. SECURITIES UNREGISTERED. The Company acknowledges that it has been advised that (a) the Contributed Interests to be delivered to the Company hereunder will not have been registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Act"), (b) such Contributed Interests must be held indefinitely, and the Company must continue to bear the economic risk of the investment in such Contributed Interests unless they are subsequently registered under the Act or an exemption from such registration is available, (c) there may not be a public market for such Contributed Interests, (d) Rule 144 promulgated under the Act is not presently available with respect to the sale of any securities of the

  Company, and the Company has made no covenant to make such Rule available, (e) when and if the Contributed Interests may be disposed of without registration in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (f) if the Rule 144 exemption is not available, public sale without registration will require compliance with Regulation A or some other exemption under the Act and (g) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Contributed Interests.

          4.9. ISSUANCE OF EXCHANGE SHARES. The Exchange Shares have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid, and non-assessable, and each of the Contributors will acquire valid title to such shares, free and clear of any encumbrances.

          4.10. STOCK. All issued and outstanding shares of Company Common Stock and the Series A Preferred Stock have been validly issued and are fully paid and non-assessable, have not been issued in violation of and are not currently subject to, any preemptive rights.

          4.11. BOOKS AND RECORDS. The books and records of the Company are complete and correct in all material respects and have been maintained in accordance with good business practices.

          4.12. ACCURACY OF INFORMATION. No representation or warranty by the Company in this Agreement and no information contained herein or otherwise delivered to the Contributors contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.


                ARTICLE 5 - ROLL-UP COVENANT OF THE CONTRIBUTORS

          Each   Contributor   hereby  covenants  to  the  Company  to  use  the
  Contributor's good faith, reasonable efforts to effect the Roll-Up as soon as practicable.


                             ARTICLE 6 - CONDITIONS

          6.1 CONDITIONS TO OBLIGATIONS OF THE CONTRIBUTORS AND THE COMPANY. The respective obligations of each party to consummate the Exchange shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

               (a)                     NO  INJUNCTION.  Neither  the Company nor
                            TechStore shall be suject any order, decree or injunction of a court of compenent jurisdiction within the Unitd States which i) prevents or materially delays the consummaion of the Exchange, or (ii) would impose any material limitation on the ability of the Company effectively to exercise full rights of

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

                            ownership of TechStore or the assets or business of TechStore.

               (b)                     NO GOVERNMENTAL PROCEEDING OR LITIGATION.
                            No investigation and no suit, action or proceeding before any court or any governmental or regulatory authority shall be pending or threatenened by any state or federal governmental or regulatory authority against the Company, TechStore, or any of their affiliates, associates, officers or directors seeking to restrain, prevent or change in any material respect the transaction contemplated hereby or seeking damages in connection with such transactions.

               (c)                     CONSENTS.        TechStore   shall   have
                            obtained all permits, authorizations, consents and approvals referred to in Section 3.4 hereof in form and substance satisfactory to such parties, and they shall have received evidence satisfactory to them of the receipt of such permits, authorizations, consents and approvals.

               (d)                     TRANSACTION.     A  definitive  agreement
                            to merge with and into Computer Marketplace, Inc. or TriStep shall be executed.



         6.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Exchange shall be subject to the fulfillment, at or prior to the Closing, of the following additional conditions:

               (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Contributors contained herein shall be true and correct in all material respects on the date of this Agreement, and (except as to representations that specify a particular time) on the Closing Date as though such representations and warranties were made on that date.

               (b) PERFORMANCE. The Contributors shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

               (c) ABSENCE OF MATERIAL ADVERSE CHANGE. Since December 31, 1998, there has been no material adverse change, nor the occurrence of any event reasonably likely to cause a material adverse change, in the business, operations, properties, assets, liabilities, condition (financial or otherwise), or future prospects of the TechStore, whether or not occurring in the ordinary course of business, except for any change directly resulting from action of TechStore that was disclosed to the Company and to which the Company consented.


         6.3 CONDITIONS TO OBLIGATIONS OF THE CONTRIBUTORS. The obligations of the Contributors to consummate the Exchange shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

               (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company contained herein shall be true and correct in all material respects on the date of this Agreement and on the Closing Date (except as to representations that specify a particular time) as though such representations and warranties were made on that date.

               (b) PERFORMANCE. The Company shall have performed and complied in all material respects with all agreements obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.


                               ARTICLE 7 - CLOSING

          Subject to the provisions of Articles 6, the closing of the Exchange (the "Closing") shall take place at the offices of Gateway Advisors, Inc., 675 North 1st Street, 10th Floor, San Jose, California, at 11:00 a.m., on March 31, 1999, or at such other time and place as the Contributors and the Company mutually agree upon orally or in writing (which time and place are designated as the "Closing") The date on which the Closing actually occurs is herein referred to as the "Closing Date."



                                       ARTICLE 8 - MISCELLANEOUS

          8.1 BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and assigns.

          8.2 AMENDMENT. This Agreement may be amended only by a written instrument signed by the Parties hereto which specifically states that it is amending this Agreement.

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

          8.3 APPLICABLE LAW. The laws of the State of California shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law.

          8.4 NOTICES. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, to the Party to whom it is directed at the address set forth below each party's signature, or such other address as the Company shall have specified by notice in writing to the Contributors or an Contributor shall have specified by notice in writing to the Company.

          8.5 RECAPITALIZATIONS, ETC. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Exchange Shares, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Common Stock by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

          8.6 REMEDIES. The Parties acknowledge that it would be impossible to fix money damages and that violations of this Agreement will cause irreparable injury for which adequate remedy at law is not available and, therefore, this Agreement must be enforced by specific performance or injunctive relief. The Parties agree that any Party may, in its sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each Party waives any objection or defense to the imposition of such relief. Nothing herein shall be construed to prohibit any party from bringing any action for damages in addition to an action for specific performance or an injunction for a breach of this Agreement.

          8.7 DOMAIN NAMES. The Parties hereto agree and acknowledge that the following domain names are the personal property of Bejan Aminifard:
  Sharam.com, mosen.com, mohsen.com, houtsma.com, mswallet.com, techdeveloper.com, techcompare.com, techjournal.com, paid2much.com, paidtoomuch.com, paidtomuch.com, msnstore.com, intelliprice.com, inteliprice.com, builditbest.com, and vwallet.com.

          IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date hereof.



CONTRIBUTORS:
                                                  E-Taxi, Inc.:


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Gateway Advisors Inc.

                                                  By:___________________________
                                                     Robert M. Wallace
                                                     President


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Bejan Aminifard


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Mosen Aminifard


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Derek Wall


                                      G-19